Exhibit 99.1

HENNESSY CAPITAL RECEIVES STOCKHOLDER APPROVAL OF BLUE BIRD BUSINESS COMBINATION

HOUSTON, TEXAS – February 23, 2015 – At a special meeting of stockholders of Hennessy Capital Acquisition Corp. (NASDAQ: HCAC, HCACU, HCACW) (“HCAC” or the “Company”) held earlier today, HCAC stockholders approved the Company’s previously announced acquisition of School Bus Holdings, Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”). 98% of the Company common shares represented in person or by proxy at the HCAC special meeting, representing over 96% of the total number of Company common shares issued and outstanding as of the record date, were voted in favor of the Business Combination. In addition to approving the Business Combination, HCAC stockholders approved all of the other proposals which came before the special meeting, including the proposals to amend the existing HCAC charter, elect three directors to serve as directors of the Company and approve certain related common share issuances. The Company’s public stockholders holding an aggregate of 4,005,300 Company common shares (representing approximately 35% of the total outstanding shares held by the Company’s public stockholders) did not redeem their shares, thereby satisfying the $100.0 million minimum cash requirement in the purchase agreement relating to the Business Combination. The closing of the Business Combination is expected to occur on Tuesday, February 24, 2015, and the Company’s common stock and warrants are expected to start trading under the symbols “BLBD” and “BLBDW” on The Nasdaq Stock Market on February 25, 2015.

About Hennessy Capital Acquisition Corp.

Hennessy Capital Acquisition Corp. is a special purpose acquisition company (SPAC) founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s acquisition and value creation strategy is to identify, acquire and, after its initial business combination, to build, a diversified industrial manufacturing or distribution business.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that HCAC expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by HCAC in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the performances of HCAC and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet Nasdaq’s listing standards, including having the requisite number of stockholders, and the risks identified in HCAC’s prior and future filings with the SEC (available at www.sec.gov), including HCAC’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and HCAC’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and HCAC undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contact:

Kevin Charlton	Daniel J. Hennessy

+1 (917) 743-8084	+1 (312) 876-1956

kcharlton@hennessycapllc.com	dhennessy@hennessycapllc.com

Source: Hennessy Capital Acquisition Corp.